UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2013

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2013, F.N.B. Corporation (the Corporation) held its Annual Meeting of Shareholders. Shareholders voted on the matters set forth below.

Proposal 1 — Election of Directors

The Corporation’s fourteen director nominees proposed by the Board of Directors were elected to serve until the 2014 Annual Meeting of Shareholders by the following vote of common shareholders:

			Broker
Director Nominee	For	Withheld	Non-Votes
William B. Campbell	96,612,364	1,075,409	19,374,353
James D. Chiafullo	96,973,273	714,500	19,374,353
Vincent J. Delie, Jr.	96,567,651	1,120,122	19,374,353
Laura E. Ellsworth	96,944,653	743,120	19,374,353
Robert B. Goldstein	96,470,227	1,217,546	19,374,353
Stephen J. Gurgovits	96,177,474	1,510,299	19,374,353
David J. Malone	96,593,869	1,093,904	19,374,353
D. Stephen Martz	96,982,173	705,600	19,374,353
Robert J. McCarthy, Jr.	96,721,545	966,228	19,374,353
Arthur J. Rooney, II	96,921,345	766,428	19,374,353
John W. Rose	96,940,803	746,970	19,374,353
John S. Stanik	96,947,554	740,219	19,374,353
William J. Strimbu	96,693,338	995,435	19,374,353
Earl K. Wahl, Jr.	96,640,602	1,047,171	19,374,353

Proposal 2 – Advisory Resolution on Executive Compensation

The advisory (non-binding) resolution to approve the 2012 compensation of the Corporation’s named executive officers was approved by a vote of the common shareholders of 92,820,555 shares voted for, 4,108,948 shares voted against and 758,267 abstentions. There were 19,374,353 broker non-votes for this proposal.

Proposal 3 – Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The ratification of appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2013 was approved by a vote of the common shareholders of 115,228,149 shares voted for, 1,590,095 shares voted against and 243,879 abstentions. There were no broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

May 16, 2013	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer